                                   EXHIBIT E

                        PLEDGE AND ASSIGNMENT AGREEMENT

     PLEDGE AND ASSIGNMENT AGREEMENT (this "Agreement"), dated as of March 15, 2001, between ARGENESIS CORPORATION, a Delaware corporation (herein, together with its successors and assigns, the "Pledgor") and LINEDATA SERVICES, a corporation organized under the laws of France (herein, together with its successors and assigns in such capacity, the "Secured Party"), made pursuant to the Purchase Agreement (as herein defined).

                                   RECITALS:

     WHEREAS, the Pledgor and the Secured Party have entered into the Long View Purchase Agreement dated as of the date hereof (said agreement, as it may hereafter be amended, modified, revised, or supplemented from time to time, the "Purchase Agreement"), whereby The Secured Party will purchase all of the outstanding capital stock of The Long View Group, Inc., a Massachusetts corporation ("Long View"), a wholly owned subsidiary of the Pledgor;

     WHEREAS, pursuant to Sections 7.2 and 7.5 of the Purchase Agreement, the Pledgor has opened an interest-bearing deposit account (such account, and any extension or renewal of such account from time to time, being the "Account") with ZIONS FIRST NATIONAL BANK, a national bank chartered under the laws of the United States, in Salt Lake City, Utah (the "Deposit Agent") as Account No. 002-2175-2, styled in the name of the Deposit Agent as collateral agent and bailee for the Secured Party, subject to the terms of this Agreement in the amount of $2,900,000.00 (the "Deposit");

     WHEREAS, the Pledgor, the Secured Party and the Deposit Agent have entered into a Deposit Account, Escrow and Control Agreement dated as of the date hereof (the "Deposit Agreement") pursuant to Sections 7.2 and 7.5 of the Purchase Agreement and this Agreement, the provisions of which enable the Secured Party to maintain possession and control over the Account; and

     WHEREAS, it is a condition to the closing of the sale and purchase of the Long View capital stock that the Pledgor shall have made the pledge and assignment contemplated by this Agreement to secure its indemnification obligations pursuant to Sections 7.2 and 7.5 of the Purchase Agreement.

                                  AGREEMENTS:

     NOW THEREFORE, in consideration of the premises and in order to induce the Secured Party to perform its obligations under the Purchase Agreement, and in consideration of the representations, warranties, covenants and agreements of the parties hereto, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Pledgor hereby agrees with the Secured Party as follows:

     1.    Definitions.

     1.1 Defined Terms. Unless otherwise defined herein, terms defined in the Purchase Agreement and used herein shall have the meanings given to them in the Purchase Agreement. As used herein, The following terms shall have the following meanings:

     "Claim": as defined in Section 2 of the Deposit Agreement.

     "Collateral": as defined in Section 2 of this Agreement.

     "Deposit Period": as defined in Section 1 of the Deposit Agreement.

     "Dispute": as defined in Section 2 of the Deposit Agreement.

     "Indemnification Obligations": any and all obligations of the Pledgor to indemnify, defend and hold harmless the Secured Party and its subsidiaries and their respective officers, directors, employees, agents, representatives, successors and permitted assigns (collectively, the "Purchaser Indemnities") from and against any and all actions, proceedings, costs, damages, claims, liabilities (absolute and contingent), fines, penalties, payments, costs and expenses (including reasonable counsel fees, interest, penalties and disbursements) (collectively, "Losses"), that may be asserted against or suffered or incurred by the Purchaser Indemnities arising out of or relating to any breach of any representation, warranty, covenant or agreement by the Pledgor made in the Purchase Agreement or any of the Ancillary Agreements, all as forth in Section 7.2 of the Purchase Agreement.

     "New York UCC": the Uniform Commercial Code as in effect from time to time in the State of New York.

     "Notice": as defined in Section 2 of the Deposit Agreement.

     "Permitted Investments": as defined in Section 6 of this Agreement.

     "Secured Obligations": all Indemnification Obligations and all present and future obligations of the Pledgor to the Secured Party under this Agreement.

     "Termination Date": the date of termination of the Deposit Agreement.

     "Transaction Agreements": the Purchase Agreement, the Ancillary Agreements, and the Deposit Agreement.

     1.2 Other Definitional Provisions. The words "hereof", "herein", "hereto", and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Section references are to this Agreement unless otherwise specified.

     2. Pledge and Assignment. The Pledgor hereby pledges, assigns and transfers to the Secured Party, and grants to the Secured Party a security interest in, all of the following property now owned or at any time hereafter acquired by the Pledgor or in which the Pledgor now has or


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

at any time in the future may acquire any right, title or interest (the "Collateral"), as collateral security for the prompt and complete payment and performance when due at any time of the Secured Obligations:

           (a) the Account, all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing the Account;

           (b) all Permitted Investments (as hereinafter defined) from time to time, and all certificates and instruments, if any, from time to time representing or evidencing the Permitted Investments;

           (c) all interest, dividends, cash, securities, investment property, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Collateral;

           (d) all notes, certificates of deposit, deposit accounts, checks and other instruments and documents from time to time hereafter delivered to or otherwise possessed by the Secured Party for or on behalf of the Pledgor in substitution for or in addition to any or all of the then existing Collateral; and

           (e)   all proceeds of any and all of the foregoing Collateral.

     3. Security for Secured Obligations. This Agreement secures the payment of all Secured Obligations of the Pledgor now or hereafter existing. Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by the Pledgor to the Secured Party under the Purchase Agreement but for the fact that they are unenforceable or not allowable due to of the existence of a bankruptcy, reorganization or similar proceeding involving the Pledgor.

     4. Collateral Distributions: Delivery of Certificates and Instruments. The parties hereto agree that any distributions of Collateral from the Account prior to the Termination Date shall be made in strict accordance with the terms and provisions of the Deposit Agreement. All certificates or instruments, if any, representing or evidencing the Collateral shall be delivered to and held by or on behalf of the Secured Party and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Secured Party. The Secured Party shall have the right at any time to exchange certificates or instruments representing or evidencing any or all of the Collateral for certificates or instruments of smaller or larger denominations.

     5. Maintaining the Account. For the duration of the Deposit Period and for so long thereafter as the Secured Party has any time issued any Notice of any Claim or potential Claim to the Deposit Agent for which the Secured Party is seeking indemnification from the Pledgor pursuant to Section 7.2 of the Purchase Agreement and such Claim or potential Claim shall remain unpaid or unresolved:

           (a)   The Pledgor will maintain the Account with the Deposit Agent.


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

           (b) The Pledgor shall not withdraw or transfer any amount from the Account or close the Account, or make any efforts to cause the Deposit Agent to do any of the foregoing, except pursuant to Section 17 hereof and Section 2 and
Section 3 of the Deposit Agreement.

           (c) The Account shall be subject to such applicable laws and regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking or governmental authority, as may now or hereafter be in effect.

     6. Investing of Amounts in the Account. The parties agree that they may from time to time request the Deposit Agent, pursuant to written instructions jointly executed by each of them, and subject to Section 17 hereof and Section 2 and Section 3 of the Deposit Agreement, to (a) invest amounts on deposit in the Account in such investments as the parties hereto may select and approve pursuant to joint written instructions, and (b) invest interest income and other earnings paid on such investments referred to in clause (a) above and reinvest other proceeds of any such investments which may mature or be sold, in each case in such investments as the parties hereto may jointly select and approve (the investments referred to in clauses (a) and (b) above being collectively referred to herein as "Permitted Investments"). All interest income, earnings and proceeds of such Permitted Investments shall be deposited and held in the Account. No Permitted Investments shall be made or permitted unless and until the Secured Party in its sole discretion is satisfied that it has obtained a first priority security interest in and lien on the Permitted Investments and any other Collateral affected thereby.

     7. Representations and Warranties. The Pledgor represents and warrants as follows:

           (a) Except for the pledge and security interest granted to the Secured Party pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Purchase Agreement, the Pledgor is the legal and beneficial owner of any and all of the Collateral free and clear of any and all Liens, claims, and other encumbrances.

           (b) The pledge and assignment of and the granting of the security interest on the Collateral pursuant to this Agreement and the execution, delivery and performance by the Pledgor, Secured Party and Deposit Agent of the Deposit Agreement will, upon completion of the filings of UCC financing statements, create a valid and perfected first priority security interest in all of the Collateral in favor of the Secured Party, as collateral security for the Secured Obligations, enforceable in accordance with the terms hereof against all creditors and other claimants of the Pledgor.

           (c) The Pledgor's (i) jurisdiction of organization is the State of Delaware, (ii) exact legal name is "Argenesis Corporation", and (iii) taxpayer identification number is [insert number]. The location of the Pledgor's chief executive office or sole place of business is San Francisco, California.

           (d) No consent of any other person or entity and no authorization, approval, or other action by, and no notice to or filing with, any Governmental Entity is required (i) for the pledge and assignment by the Pledgor of the Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Pledgor, (ii) for the perfection or maintenance of the pledge and security interest created hereby (including the first priority nature


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of such security interest) or (iii) for the exercise by the Secured Party of its rights and remedies hereunder.

           (e) There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

           (f) The Pledgor will benefit directly and indirectly from its execution and delivery of this Agreement and from the Deposit Agreement.

           (g) The representations and warranties set forth in Article II of the Purchase Agreement as they relate to the Pledgor, each of which is hereby incorporated herein by reference, are true and correct, and the Secured Party is and shall be entitled to rely on each of them as if they were fully set forth herein.

     8.    Covenants.

           (a) The Pledgor agrees that it will (i) advise the Secured Party immediately if any amount payable under or in connection with any of the Collateral shall be or become evidenced by any instrument, document or certificated security, such instrument, document, or certificated security shall be immediately delivered to the Secured Party, duly indorsed in a manner satisfactory to the Secured Party, to be held as Collateral pursuant to this Agreement; (ii) pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges imposed upon any of the Collateral or in respect of income or profits therefrom; (iii) comply in good faith with any and all obligations incurred by it pursuant to the Deposit Agreement; (iv) advise the Secured Party immediately, in reasonable detail of any Lien (other than security interests created hereby or Liens permitted under the Purchase Agreement) on any of the Collateral which would adversely affect the ability of the Secured Party to exercise any of its remedies hereunder; and (v) advise the Secured Party immediately of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

           (b) The Pledgor agrees that it will not (i) sell, assign (by operation of law or otherwise), transfer, or otherwise dispose of, or grant any option with respect to, any of the Collateral, (ii) create or permit to exist any Lien upon or with respect to any of the Collateral, except for the pledge and security interest under this Agreement, or (iii) except upon 15 days' prior written notice to the Secured Party and delivery to the Secured Party of all additional executed financing statements and other documents reasonably requested by the Secured Party to maintain the validity, perfection and priority of the security interests provided for herein change its jurisdiction of organization, exact legal name, taxpayer identification number, or the location of its chief executive office or sole place of business from that referred to in
Section 7.

           (c) The covenants set forth in Article IV of the Purchase Agreement as they relate to or are applicable to the Pledgor are hereby incorporated herein by reference, and the Pledgor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, to comply with any and all such covenants therein applicable to it.

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

     9. Further Assurances. The Pledgor shall maintain the pledge and security interest created by this Agreement as a perfected security interest having first priority and shall defend such security interest against the claims and demands of all Persons whomsoever. The Pledgor agrees that at any time and from time to time, at its sole expense, it will promptly execute, deliver and have recorded, all further instruments and documents, and take all further actions that may be necessary or desirable, or that the Secured Party may request to perfect and protect any pledge or security interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral and to obtain the full benefits of this Agreement and of the rights and powers herein granted, including, including, without limitation, (a) filing any financing statements under the Uniform Commercial Code (or other similar laws) in effect from time to time in any jurisdiction as deemed necessary by the Secured Party with respect to the security interests created hereby; (b) taking any actions requested by the Secured Party to enable the Secured Party to obtain "possession" or "control" of any of the Collateral (within the meaning of the applicable Uniform Commercial Code) with respect thereto; and (c) taking all actions required by the Uniform Commercial Code or other law, as applicable in any relevant Uniform Commercial Code jurisdiction, or by other law as applicable.

     10. Attorney-in-Fact and Authorizations. The Pledgor hereby irrevocably constitutes and appoints the Secured Party as the Pledgor's true and lawful attorney-in-fact, with full irrevocable power and authority in the place and stead of the Pledgor and in the name of the Pledgor or in its own name, from time to time in the Secured Party's discretion, to take any and all appropriate action and to execute any and all documents and instruments which the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, the power and right, on behalf of the Pledgor, to receive or take possession of, indorse and collect any checks, drafts, notes, acceptances, or other instruments made payable to the Pledgor representing any interest payment, dividend or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same. The Pledgor authorizes the Secured Party at any time and from time to time to file or record financing statements and amendments thereto and other filing or recording documents or instruments with respect to any of the Collateral without the signature of the Pledgor in such form and in such offices as the Secured Party determines appropriate to perfect the security interests under this Agreement. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

     11. Performance by the Secured Party. If the Pledgor fails to perform any agreement contained herein, the Secured Party may itself perform, or cause performance of, such agreement, and the costs and expenses of the Secured Party incurred in connection therewith shall be payable by the Pledgor under Section 14.

     12. The Secured Party's Duties. The powers conferred on the Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the custody, safekeeping and physical preservation of any Collateral in its possession, under
Section 9-207 of the New York UCC or otherwise, and accounting for moneys actually received by it hereunder, the Secured Party shall have no duty as to any of the Collateral, or to ascertain or take any action with respect respect to any matter relating to the Collateral, whether or not the Secured Party or the Deposit Agent has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Secured Party accords its own property.

     13. Indemnification Claims. The parties hereto agree that the Purchase Agreement and the Deposit Agreement shall govern the provision of any Notice and the disposition of any Claim in connection with the Indemnification Obligations.

     14. Costs and Expenses. The Pledgor will upon demand pay to the Secured Party the amount of any and all reasonable costs and expenses, including the reasonable fees and expenses of counsel and of any experts, advisors and agents, which the Secured Party may incur in connection with (a) the perfection of the security interests and liens created hereby in connection with the Account or Permitted Investments, (b) the collection of the Secured Obligations, (c) the exercise or enforcement of any of the rights or remedies of the Secured Party hereunder or (d) the failure by the Pledgor to perform or observe any of the provisions of this Agreement or of the Deposit Agreement. The Pledgor agrees to pay, and to hold the Secured Party harmless from, any and all taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement, and any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement. The expenses of the Secured Party incurred in connection with actions undertaken as provided in this Section 14 shall be payable by the Pledgor to the Secured Party upon demand. The agreements in this
Section 14 shall survive repayment of the Secured Obligations and all other amounts payable under the Purchase Agreement and the Deposit Agreement.

     15. Security Interest Absolute. The obligations of the Pledgor under this Agreement are independent of the Secured Obligations, and a separate action or actions may be brought and prosecuted against the Pledgor to enforce this Agreement, irrespective of whether any action is brought against the Pledgor under the Purchase Agreement or Deposit Agreement. All rights of the Secured Party and security interests hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

           (a) any lack of validity or enforceability of any Transaction Agreement or any other agreement or instrument relating thereto;

           (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any Transaction Agreement, including, without limitation, any increase in the Secured Obligations;

           (c) any taking, exchange, release or non-perfection of any other collateral, or any taking, release or amendment or waiver of or consent to departure from the Deposit Agreement for all or any of the Secured Obligations;

           (d) any manner of application of collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any Collateral for payment of all or any of the Secured Obligations;

           (e) any change, restructuring or termination of the corporate structure or existence of the Pledgor or any of its subsidiaries; or

           (f) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor under any of the Transaction Agreements.

     16. Reservation of Rights. The Secured Party expressly reserves with respect to the Collateral, and in addition to all other rights and remedies provided for herein or in the Deposit Agreement or otherwise available to it, all of the rights and remedies of a secured party on default under the New York UCC (whether or not the New York UCC applies to the affected Collateral).

     17. Termination and Release. If upon expiration of the Deposit Period or thereafter no Dispute exists and is pending, and no Notice with respect to any Claim has been made, given or provided, and the Secured Obligations shall have been paid in full, the Secured Party shall release the Collateral from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Pledgor and the Secured Party hereunder shall terminate, all without delivery or performance of any act by any party, and all rights to the Collateral shall revert to the Pledgor. At the request and sole expense of the Pledgor following any such termination, the Secured Party shall deliver any Collateral held by it hereunder, and execute and deliver to the Pledgor any such documents as the Pledgor shall reasonably request to evidence such termination.

     18. Amendments. etc. None of the terms or provisions of this Agreement may be waived, amended, supplemented, or otherwise modified except by a written instrument executed by the Pledgor and the Secured Party, provided that any provision of this Agreement may be waived by the Secured Party in a written instrument executed by the Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     19. Notices. All notices and other communications provided for hereunder shall be in writing and mailed, faxed, or delivered to the Pledgor or the Secured Party, as applicable, as provided in Section 9.2 of the Purchase Agreement.

     20. Continuing Security Interest; Assignments. This Agreement shall create a continuing pledge and security interest in the Collateral and shall (a) remain in full force and effect until the later of(x) the payment in full of the Secured Obligations and all other amounts payable under this Agreement and (y) the expiration or termination of the Deposit Agreement, (b) be binding upon the Pledgor, its successors and assigns, and (c) inure to the benefit of, and be enforceable by, the Secured Party and its respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), the Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under this Agreement to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to the Secured Party herein.

     21. Governing Law, Terms. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York, without regard to the principles of conflicts of laws thereof, except to the extent that perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York. Unless otherwise defined herein or in the Purchase Agreement, terms defined in Article 9 of the New York UCC are used herein as therein defined.

     22. Integration. This written Agreement represents the final agreement of the parties hereto with respect to the subject matter hereof, and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no promises, undertakings, representations or warranties by the Secured Party relative to the subject matter hereof not expressly set forth or referred to herein. There are no unwritten oral agreements among the parties.


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

     IN WITNESS WHEREOF, the Pledgor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.



                              PLEDGOR:

                              ARGENESIS CORPORATION


                              By: /s/ [ILLEGIBLE]
                                  ----------------------------------------------
                                  Name:
                                  Title:


                              SECURED PARTY:

                              LINEDATA SERVICES


                              By: /s/ ANVARALY JIVA
                                  ----------------------------------------------
                                  Name: ANVARALY JIVA
                                  Title: President du Directoire

                           ACKNOWLEDGMENT AND CONSENT

     The undersigned Deposit Agent hereby acknowledges notice and receipt of, and consents to the terms and provisions of, the foregoing Pledge and Assignment Agreement dated as of March 14, 2001 (the "Pledge Agreement", the terms defined therein being used herein as therein defined) between Argenesis Corporation (herein, together with its successors and assigns, the "Pledgor") and Linedata Services (herein, together with its successors and assigns, the "Secured Party") whereby the Pledgor has granted to the Secured Party a security interest in and lien on the Account and other pledged Collateral described therein and the Pledge Agreement contemplates that the Account will be maintained and held by the Deposit Agent as collateral agent and bailee for the Secured party.

     The Deposit Agent hereby acknowledges and consents to the Secured Party that (a) the Deposit Agent has established and maintains the Account in the name of the Deposit Agent as collateral agent and bailee for the Secured Party; (b) the account number for such Account is 5261125, (c) the Deposit Agent has received by wire transfer the amount of US$2,900,000.00 and placed such funds into the Account, (d) the description, including the amount, of the Account set forth under the second Recital of the Pledge Agreement is correct, (e) the Deposit Agent has no pledge or security interest in or lien on the Account has received no notice from any third party of any claim or other pledge or security interest in or lien on or assignment of the Account, (f) the Deposit Account, Escrow and Control Agreement dated as of the date hereof (the "Deposit Agreement") is the only agreement pertaining to the Account to which the Deposit Agent is a party, and (g) the Secured Party shall be entitled to exercise any and all rights and remedies of a secured party under the Uniform Commercial Code of any applicable jurisdiction in respect of the Account.

     In addition to the foregoing, the undersigned Deposit Agent hereby agrees with the Secured Party that:

           (a) The Account is and shall be subject to the terms and provisions of the Deposit Agreement. The Deposit Agent shall make all payments and distributions from the Account pursuant to the Deposit Agreement, irrespective of and without any deduction, set-off, bankers' lien, recoupment, or any other right, defense, or counterclaim asserted in favor of the Deposit Agent or any other party, and shall not otherwise seek to recover from the Secured Party for any reason any such payment or distribution once made.

           (b) The Deposit shall be invested pursuant to the joint written instructions of the Pledgor and Secured Party. All interest income and other earnings from the Deposit shall be deposited or invested into the Account, and in no event shall any cash, securities, investments so deposited or invested in the Account be paid, distributed or released to the Pledgor except as provided in the Deposit Agreement.

           (c) In the event that the Deposit Agent subsequently obtains by agreement, operation of law or otherwise a pledge or security interest in or other lien on the Account, such pledge, security interest or lien shall be subordinate to the pledge or security interest of the Secured Party.


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

           (d) if the Deposit Agent receives notice of any other pledge, security interest, lien, encumbrance or adverse claim against the Account or any cash, securities, investments, or other financial assets held in the Account, the Deposit Agent shall immediately notify the Secured Party and the Pledgor thereof.

           (e) The Deposit Agent shall comply in all respects with the Secured Party's exercise of its rights and remedies under the Uniform Commercial Code of any applicable jurisdiction until the pledge and security interest of the Secured Party with respect to the Account have been terminated pursuant to the terms of the Pledge Agreement and an authorized representative of the Secured Party has notified the Deposit Agent of such termination in writing.

     This Acknowledgment and Consent shall be binding upon the undersigned Deposit Agent and its successors and assigns, and shall inure to the benefit of the Secured Party and its respective successors, transferees and assigns. This Acknowledgment and Consent shall be governed by and construed in accordance with the laws of the State of New York.


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

     IN WITNESS WHEREOF, the undersigned has duly executed this Acknowledgment and Consent as of the date set opposite its name below.


Dated as of March 15, 2001           ZIONS FIRST NATIONAL BANK


                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title:



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